                                CODE OF ETHICS

                            Travelers Series Trust

                           Capital Appreciation Fund
                             High Yield Bond Trust
                             Managed Assets Trust
                            Money Market Portfolio

                 The Travelers Growth and Income Stock Account
                      The Travelers Money Market Account
                      The Travelers Quality Bond Account
                       Tactical Aggressive Stock Account
                       Tactical Growth and Income Stock
                       Tactical Short-Term Bond Account

             Travelers Asset Management International Company LLC
                       Travelers Investment Adviser Inc.

                        Travelers Distribution Company

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TABLE OF CONTENTS

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I. Statement of General Principles..................................................   2

II. Definitions.....................................................................   2
    A.  Access Person...............................................................   2
    B.  Advisory Person of the Trust or of the Trust's Manager or Investment Adviser   3
    C.  Adviser or Investment Adviser...............................................   3
    D.  A security is being considered for purchase or sale.........................   3
    E.  Automatic Investment Plan...................................................   3
    F.  Beneficial Ownership........................................................   4
    G.  Board or Board of Trustees..................................................   4
    H.  Code of Ethics..............................................................   3
    I.  Control.....................................................................   4
    J.  Compliance Officer..........................................................   4
    K.  Disinterested Trustee.......................................................   4
    L.  Initial Public Offering.....................................................   4
    M.  Manager.....................................................................   4
    N.  Investment Personnel........................................................   4
    O.  Purchase or Sale of a Covered Security......................................   5
    P.  The Restricted Period.......................................................   5
    Q.  Reportable Fund.............................................................   5
    R.  Review Officer..............................................................   5
    S.  Trust.......................................................................   5
    T.  Covered Security............................................................   6
    U.  A Covered Security held or to be acquired...................................   6
    V.  A Covered Security is being purchased or sold...............................   6

III. Limitations on Personal Securities Transactions................................   6
    A.  Access Persons..............................................................   6
    B.  Investment Personnel........................................................   8

IV. Additional Restrictions and Requirements........................................  10
    A.  Gifts.......................................................................  10
    B.  Directorships...............................................................  10

V. Approval and Adoption of Code of Ethics..........................................  10

VI. Reporting Obligations...........................................................  11
    A.  The Trust...................................................................  11
    B.  Access Persons..............................................................  11
    C.  Review Officer..............................................................  13
    D.  Investment Personnel........................................................  13
    E.  Disinterested Trustees......................................................  13
    F.  Confidentiality.............................................................  13
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TABLE OF CONTENTS

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VII. Review and Enforcement................................................  14

VIII. Records..............................................................  15

IX. Approval, Amendment and Interpretation of Provisions...................  15
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                                CODE OF ETHICS

                            Travelers Series Trust
                                 (the "Trust")

               Capital Appreciation Fund, High Yield Bond Trust,
                 Managed Assets Trust, Money Market Portfolio
                          (collectively, the "Funds")

                The Travelers Growth and Income Stock Account,
    The Travelers Money Market Account, The Travelers Quality Bond Account,
     Tactical Aggressive Stock Account, Tactical Growth and Income Stock,
                       Tactical Short-Term Bond Account,
                (collectively, the "Managed Separate Accounts")

             Travelers Asset Management International Company LLC,
                       Travelers Investment Adviser Inc.
                        (collectively, the "Managers")

                    Travelers Distribution Company ("TDC")

                 Collectively, "Travelers" or the "Companies"

   The Trust, the Funds, the Managed Separate Accounts (each an "Investment Company" and collectively, the "Investment Companies"), the Managers (in their capacity as the Managers of the Investment Companies and as registered investment advisers) and TDC (in its capacity as the distributor of the shares of the Managed Separate Accounts), hold their employees, officers, trustees and directors to a high standard of integrity and business practices. In serving their clients, the Companies strive to avoid conflicts of interest or the appearance of conflicts of interest in connection with transactions in securities for their employees and for the Investment Companies.

   While affirming their confidence in the integrity and good faith of all of their employees, officers, trustees, and directors, the Companies recognize that the knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions in securities that may be possessed by certain of their officers, employees and directors could place such individuals, if they engage in personal transactions in securities that are eligible for investment by the Investment Companies in a position where their personal interests may conflict with the interests of the Investment Companies.

   In view of the foregoing and of the provisions of Rule 17j-1 under the Investment Company Act of 1940, as amended, ("1940 Act") and Rule 204A-1 under the Investment Advisers Act of 1940, as amended, (the "Advisers Act") each Company has determined to adopt this Code of Ethics to specify and prohibit certain types of transactions deemed to create conflicts of interest (or at least the potential for or the appearance of such a conflict) and to establish reporting requirements.

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I. STATEMENT OF GENERAL PRINCIPLES.

   In recognition of the trust and confidence placed in the Companies by the Investment Companies' shareholders/1/, and to give effect to the Companies' shared belief that their operations should be directed to the benefit of the shareholders, the Companies hereby adopt the following general principles to guide the actions of their trustees, directors, officers and employees:

    A. The interests of the shareholders are paramount, and all of the Companies' personnel must conduct themselves and their operations to give maximum effect to this tenet by assiduously placing the interests of the shareholders before their own.

    B. All personal transactions in securities by the Companies' personnel must be accomplished so as to avoid even the appearance of a conflict of interest on the part of such personnel with the interests of the Companies.

    C. All of the Companies' personnel must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with respect to the Companies, or that otherwise bring into question the person's independence or judgment.

   This Code of Ethics does not attempt to identify all possible conflicts of interest, and literal compliance with each of the specific procedures will not shield an Access Person, as defined below, from liability for personal trading or other conduct that violates the fiduciary duty to the shareholders. In addition to the specific prohibitions contained in this Code of Ethics, each Access Person is subject to a general requirement not to engage in any act or practice that would defraud the shareholders and other clients of the Companies.

II.DEFINITIONS.

   The following definitions apply for purposes of the Code of Ethics:

    A. "Access Person" means:

       1. each trustee, director, general partner, Advisory Person, or officer of the Trust, the Managed Separate Accounts, the Funds or of the Managers.

          With respect to the Managers or any investment adviser to an Investment Company who is primarily engaged in a business or businesses other than advising investment companies or other advisory clients, the term "Access Person" means any director, officer, general partner or Advisory Person of
--------
/1/ For these purposes, the term "shareholder" shall be deemed to include owners of variable annuity contracts and variable life insurance policies funded through separate accounts investing in the Trust or the Funds or directly through the Managed Separate Accounts.

          the Manager or an investment adviser who, with respect to such Investment Company makes any recommendation, participates in the determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made, or who, in connection with his or her duties, obtains any information concerning recommendations on Covered Securities being made by the investment adviser.

       2. any director, officer, or general partner of TDC who, in the ordinary course of business makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by the Managed Separate Accounts for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Managed Separate Accounts regarding the purchase or sale of Covered Securities.

    B. "Advisory Person" of the Trust, the Funds, the Managed Separate Accounts or of the Manager or Investment Adviser means:

       1. any employee of an Investment Company or the Manager (or of any company in a control relationship to an Investment Company) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Investment Company or whose functions relate to the making of any recommendations with respect to the purchases or sales; and

       2. any natural person in a control relationship to the Companies who obtains information concerning the recommendations made to the Investment Companies with regard to the purchase or sale of Covered Securities by the Investment Companies.

    C. "Adviser" or "Investment Adviser" means any entity who pursuant to a contract with a Manager regularly furnishes advice to an Investment Company with respect to the desirability of investing in, purchasing or selling securities or other property, or is empowered to determine what securities or other property shall be purchased or sold by the Investment Company.

    D. "Automatic Investment Plan" means a program in which period purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan

    E. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a Covered Security for an Investment Company has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

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    F. "Beneficial Ownership" shall be interpreted in the same manner as it would be under Section 16 of the Securities Exchange Act of 1934, as amended, ("Exchange Act") and Rule 16a-1(a)(2) thereunder. A person will generally be deemed the beneficial owner of any securities in which he or she has a direct or indirect pecuniary interest. In addition, beneficial ownership includes the accounts of a spouse, minor children, relatives resident in the person's home, or other persons by reason of any contract, arrangement, understanding or relationship that provides the person with sole or shared voting or investment power.

    G. "Board" or "Boards" means the Board of Trustees of the Trust, the Board of Trustees of the Funds and/or the Board of Managers of the Managed Separate Accounts.

    H. "Code" or "Code of Ethics" shall mean this document, the Code of Ethics for Travelers or the Companies.

    I. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act, which states that "control" means "the power to exercise a controlling influence over the management of policies of a company, unless such power is solely the result of an official position with such company." Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder thereof control over the company. Such presumption may be countered by the facts and circumstances of a given situation. This definition is subject to any amendments in text or interpretation of Section 2(a)(9).

    J. "Compliance Officer" refers to the Companies' Chief Compliance Officer or any person designated by the Companies to perform certain compliance functions.

    K. "Disinterested Trustee" means member of a Board who is not an "interested person" of the Trust. Account, or Fund within the meaning of
       Section 2(a)(19) of the 1940 Act.

    L. "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, as amended, ("1933 Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Exchange Act.

    M. "Manager(s)" means Travelers Asset Management International Company LLC or Travelers Investment Adviser, Inc.

    N. "Investment Personnel" means:

       1. any Access Person who occupies the position of portfolio manager (or who serves on an investment committee that carries out the portfolio management function) with respect to an Investment Company or any Portfolio of the Trust;

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       2. any Access Persons who, in connection with his or her regular functions or duties, makes or participates in making any recommendation regarding the purchase or sale of any security by an Investment Company or any Portfolio of the Trust;

       3. any natural person who controls the Companies and obtains information concerning recommendations made to or by an Investment Company with respect to the purchase or sale of a security by the Investment Company.

    O. "Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

    P. The "Restricted Period" is the number of days before or after a Security is purchased or sold by an Investment Company or any Portfolio of the Trust, during which period, subject to an exception made by the Compliance Officer in his or her discretion, no Advisory Person may purchase or sell, directly or indirectly, any security in which he or she had or by reason of such transaction acquires any Beneficial Ownership.

    Q. "Reportable Fund" means investment companies that are registered under the Investment Company Act for which the Managers serve as investment advisers or whose investment adviser or principal underwriter controls the Managers, is controlled by the Managers, or is under common control with the Managers. A Reportable Fund includes registered investment companies that are sub-advised by the Managers or their affiliates.

    R. "Review Officer" shall mean the person charged with the responsibility, at any given time, to pre-clear trades, grant exceptions to prohibitions under this Code of Ethics, receive reports and notices required by this Code of Ethics to be generated, and to accomplish any other requirement of this Code of Ethics related to the oversight of activities, the exercise of discretion or the making of decisions relating to the activities of persons covered by this Code of Ethics.

       1. A person may be designated by the Board of Trustees, or the Compliance Officer as a Review Officer (or the Compliance Officer may undertake the responsibility of serving as the Review Officer) for purposes of this Code of Ethics without otherwise formally carrying that title or the responsibility for functions otherwise generally associated with the responsibilities of a Compliance Officer.

       2. The Review Officer may delegate certain functions as appropriate.

       3. Each of the Companies may have separately designated Review Officers.

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    S. "Trust" means the Travelers Series Trust including each of its separate series, each a "Portfolio".

    T. "Covered Security" means a Security as defined in Section 2(a)(36) of the 1940 Act, except that it shall not include the following:

       1. Direct obligations of the Government of the United States or any agency thereof;

       2. Money Market Instruments--banker's acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments;

       3. Shares of registered open-end investment companies that are
                               ________
          registered under the Investment Company Act ("mutual funds") other than Reportable Funds. NOTE: this does not include Exchange Traded Funds which ARE Covered Securities

       4. Money Market Funds;

       5. Currencies and derivative instruments related to currencies.

    U. A "Covered Security held or to be acquired" by an Investment Company (or by any Portfolio of the Trust) means (1) any Covered Security which, within the most recent fifteen (15) days, (a) is or has been held by an Investment Company or (b) is being or has been considered for purchase by an Investment Company and (2) any option to purchase or sell and any security convertible into or exchangeable for a Covered Security described in (1) of the definition.

    V. A Covered Security is "being purchased or sold" by an Investment Company from the time when a purchase or sale program has been communicated to the person who places the buy and sell orders until the time when such transaction has been fully completed or terminated.

III.LIMITATIONS ON PERSONAL SECURITIES TRANSACTIONS.

    A. Access Persons. The following limitations apply to all Access Persons
       ______________
       except Section III.A.2 and Section III.A.3. do not apply to the Investment Companies' Disinterested Trustees:

       1. In connection with the purchase or sale, directly or indirectly, of a Covered Security held or to be acquired by an Investment Company, no Access Person shall:

           a. employ any device, scheme or artifice to defraud an Investment Company;

           b. make to an Investment Company any untrue statement of a material fact or omit to state to an Investment Company a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

           c. engage in any act, practice or course of business that would operate as a fraud or deceit upon any Investment Company; or

           d. engage in any manipulative practice with respect to an Investment Company. Such acts shall include, but not be limited to, the following:

             i. intentionally inducing or causing an Investment Company to take action or to fail to take action, for the purpose of achieving a personal benefit rather than to benefit the Investment Company, shall be a violation of this Code of Ethics. Examples of this violation include:

                  (a) causing any Investment Company to purchase a Covered
                      Security owned by the individual for the purpose of supporting or driving up the price of the Security; and

                  (b) causing any Investment Company to refrain from selling a
                      Covered Security in an attempt to protect the value of the individual's investment, such as an outstanding option.

             ii. using actual knowledge of transactions for any Investment
                 Company to profit by the market effect of such transactions shall be a violation of this Code of Ethics.

       2. Access Persons have an affirmative duty to bring suitable Covered Securities to the attention of investment personnel. The intentional failure to recommend a suitable Security to, or the failure to purchase a Security for, any Investment Company for the purpose of avoiding the appearance of conflict with respect a personal transaction security may be considered a violation of this Code of Ethics; and

       3. No Access Person may purchase and sell, or sell and purchase, beneficial interests or shares of any Reportable Fund within any period of 14 day calendar days. This prohibition applies to beneficial interests or shares of Reportable Funds held in 401(k) plan accounts, as well as other accounts in which an Access Person has beneficial ownership. Note that an exchange of shares counts as a sale of shares for purposes of this prohibition. This prohibition does not apply to the following types of transactions:

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           a. Transactions under automatic investment or withdrawal plans, including automatic 401(k) plan investments and transactions under a Reportable Fund's dividend plan. For example, if an Access Person has established an automatic investment plan under which regular monthly investments are automatically made in a Reportable Fund, that investment will not be considered to begin or end a 14-day holding period; and

           b. Transactions that occur by operation of law under any other circumstance in which an Access Person does not exercise any discretion to buy or sell or make recommendations to a person who exercises such discretion.

Note that, in applying the prohibition on short-term trading in Reportable Funds, the Review Officer may take account of all purchase and sale transactions in a Reportable Fund, even if the transactions were made for different accounts. For example, a purchase of shares of a Reportable Fund followed within 14 days by an exchange out of the same Reportable Fund in a 401(k) account will be treated as a violation.

In applying the 14-day holding period, the most recent purchase (or sale) will be measured against the sale (or purchases) in question. (that is, a last-in, first-out analysis will apply). Also, if fewer than 14 days have elapsed since a purchase (or sale), no shares of that Reportable Fund may be sold (or
                      __
purchased). That is, a violation will be deemed to have occurred even if the number of shares or the dollar value of the second trade was different from the number of shares or dollar value of the first trade./2/

    B. INVESTMENT PERSONNEL. In addition to the limitations set forth in
       ____________________
       Paragraph A. of this Section III., the following limitations apply to all Investment Personnel:

       1. Blackout Period. If an Investment Person has actual knowledge that a
          _______________
          Covered Security (or any closely related security) is being considered for purchase or sale by an Investment Company or that there is a pending buy or sell order for a Covered Security, that Investment Person may not purchase or sell any Covered Security within the seven calendar days immediately before or after the day on which the Investment Company purchases or sells that Covered Security. If any such transactions occur, the Investment Company will generally require any profits from the
--------
/2/ Comment Regarding Reportable Funds:
    __________________________________

   Reportable Funds are mutual funds for which the Manager or one of its affiliated companies services as an investment adviser, sub-adviser or principal underwriter. The term Reportable Funds includes any mutual funds underlying variable annuity and variable life insurance products of MetLife and its affiliates. Reportable Funds are included within the definition of Covered Securities. Purchases or sales of shares of Reportable Funds by Access Persons are subject to special scrutiny because of the fiduciary duty that MetLife and its affiliates owe to the mutual funds which they advise, sub-advise or distribute.

          transactions to be disgorged for donation by that Investment Company to charity.

          This restriction does not apply to (i) the exempted transactions listed below or (ii) purchases or sales of any common or preferred stock that is publicly traded and is issued by a company that has, at most recent fiscal quarter end before the trade, a stock market capitalization of at least $5 billion U.S. dollars (or the equivalent in foreign currency).

          Exempted Transactions:
          _____________________

           a) Purchases or sales effected in any account over which the Investment Person has no direct or indirect influence or control;

           b) Purchases or sales which are non-volitional on the part of either the Investment Person or an Investment Company;

           c) Purchases or sales in a discretionary investment advisory account, in which an Investment Person has a Beneficial Ownership interest (either alone or with others), managed by a registered investment adviser who is not a family relative (including in-laws) of the Investment Person if the Investment Person did not have knowledge of the transactions until after the transactions had been executed; provided that the Investment Person had previously identified the account to the Review Officer;

           d) Transactions that occur by operation of law or under any other circumstance in which the Investment Person Access Person does not exercise any discretion to buy or sell or makes recommendations to a person who exercises such discretion;

           e) Purchases of Covered Securities pursuant to an Automatic Investment Plan; and

           f) Purchases pursuant to the exercise of rights issued pro rata to all holders of the class of Covered Securities held by the Investment Person and received by the Investment Person from the issuer.

       2. No Investment Personnel may directly or indirectly sell a Covered Security within sixty (60) days of acquiring beneficial ownership of that Covered Security;

       3. No Investment Personnel may acquire a Covered Security as part of an initial public offering by an issuer; and

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       4. No Investment Personnel may acquire Beneficial Ownership in any security (not just Covered Securities) in a private placement without obtaining, in advance of the transaction, written preclearance for that transaction from the Review Officer. Once obtained, preclearance is valid only for the day on which it is granted and the following seven (7) calendar days. The Review Officer may revoke a preclearance anytime after it is granted. The Review Officer may also deny or revoke preclearance for any reason.

IV.ADDITIONAL RESTRICTIONS AND REQUIREMENTS.

    A. Gifts. No Access Person shall accept or receive any gift of more than de
       _____
       minimis value (e.g., $100) from any person or entity that does business with or on behalf of any of the Companies, provided, however, that receipt of the following shall not be prohibited:

       1. an occasional breakfast, luncheon, dinner or reception, ticket to a sporting event or the theater, or comparable entertainment, that is not so frequent, so costly, nor so extensive as to raise any question of impropriety;

       2. a breakfast, luncheon, dinner, reception or cocktail party in conjunction with a bona fide business meeting; and

       3. a gift approved in writing by the Compliance Officer.

    B. Directorships. No Access Person may accept a position as a director,
       _____________
       trustee or general partner of a publicly-traded company or partnership, unless such position has been presented to and approved by the Board as consistent with the interests of the Trust and its shareholders.

V. APPROVAL AND ADOPTION OF CODE OF ETHICS.

    A. The Managers, TDC and each Adviser shall:

       1. submit to the Board for approval a copy of the code of ethics adopted by such Adviser, TDC and Manager pursuant to Rule 17j-1 of the 1940 Act and/or Rule 204A-1 of the Advisers Act;

       2. promptly furnish to the Board, upon request, copies of any reports made pursuant to such Manager's, TDC's or Adviser's code of ethics by any person who would be an Access Person, Advisory Person or Investment Personnel hereunder if such person were not subject to such Manager's TDC's, or Adviser's code of ethics.

    B. The Board, including a majority of the Disinterested Trustees, must approve the Code of Ethics of the Investment Companies, the Manager, TDC and the respective code of ethics of each Adviser.

       1. The Board must base its approval on a determination that the relevant code contains provisions reasonable necessary to prevent Access Persons from violating the code of ethics.

       2. Prior to initially approving any proposed new or additional Adviser for a Portfolio, the Board must approve the proposed new or additional Adviser's code of ethics.

    C. Within six months of adoption of any material changes to the Code of Ethics for the Investment Companies, the Managers and TDC, or the code of ethics of an Adviser, the relevant party must provide the material changes to the Board for approval and the Board must approve the material changes to the relevant code.

VI.REPORTING OBLIGATIONS.

    A. The Investment Companies. The Investment Companies, the Managers, TDC
       ________________________
       and the Advisers shall each provide the following to the Board:

       1. periodic reports on issues raised under this Code of Ethics or any related procedures; and

       2. on an annual basis, (i) a written report that describes issues that arose during the previous year under this Code of Ethics, a code of ethics described in Section V, or any other related procedures, including but not limited to, information about material violations of this Code of Ethics or procedures and any sanctions imposed in response to the material violations or its procedures, and (ii), a written certification that it has adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics or a code of ethics described in Section V.

    B. Access Persons. Each Access Person (other than the Investment Companies'
       ______________
       Disinterested Trustees) shall file the following reports with the appropriate Review Officers:

       1. Initial Holdings Report. Within ten (10) days after becoming an
          _______________________
          Access Person, each Access Person must provide to the Review Officer the attached Initial Holdings Report (the "Initial Report"). On the Initial Report, each Access Person must list all Covered Securities in which such Access Person has Beneficial Ownership as of the date the person became an Access Person. Additionally, each Access Person must list on the Initial Report all brokerage and other accounts that hold or can hold Covered Securities in which such Access Person has Beneficial Ownership. The information contained in the Initial Report must be

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          current as of a date no more than 45 days prior to the date such person became an Access Person.

          Furthermore, upon becoming an Access Person and annually thereafter, each Access Person must acknowledge that he or she has received, read, and understands the Code of Ethics and recognizes that he or she is subject hereto, and certifies that he or she will comply with the requirements of the Code of Ethics.

       2. Quarterly Reports. Each Access Person must provide to the Review
          _________________
          Officer, on a quarterly basis, a Quarterly Transaction Report on the form attached, indicating all transactions in Covered Securities made during each calendar quarter in which such Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership. An Access Person need not report transactions effected pursuant to an Automatic Investment Plan or transactions held in an account in which the Access Person has no direct or indirect influence or control.

          If no transactions in Covered Securities that are required to be reported were effected by an Access Person during a quarterly period, such Access Person shall nevertheless submit a Quarterly Transaction Report within the time frame specified below stating that no reportable securities transactions were affected.

          Every Quarterly Transaction Report shall be filed no later than fifteen (15) days after the end of the calendar quarter in which the transaction to which the report relates was effected

       3. Annual Certification and Holdings Report. Each Access Person must
          ________________________________________
          provide to the Review Officer an Annual Certification and Holdings Report (the "Annual Report") on the form attached, which contains a complete listing of all Covered Securities in which such Access Person has Beneficial Ownership. The Annual Certification and Holdings Report is due no later than January 10 of each year and shall be current as of a date no more than forty-five (45) days before the report is submitted.

          Additionally, as stated above, on an annual basis, all Access Persons shall be required to certify that they have received, read and understand this Code of Ethics. Further, all Access Persons are required to certify annually that they have complied with the requirements of this Code of Ethics and that they have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to this Code of Ethics.

       Any Access Person that would otherwise be required to report his or her transactions under this Code of Ethics shall not be required to file reports pursuant to this section of the Code of Ethics if they are required to do so pursuant to a code of ethics described in Section V.

    C. Review Officer. If a Review Officer is an Access Person, the Review
       ______________
       Officer shall submit the reports, as described in Paragraph B above, with respect to his or her own personal securities transactions to an Alternate Review Officer, as designated by the Compliance Officer for the relevant Company or Adviser. The Alternate Review officer designated to receive and review the Review Officer's reports shall undertake those responsibilities in a manner consistent with the responsibilities of the Review Officer under this Code of Ethics.

    D. Investment Personnel. In addition to the reporting requirements set
       ____________________
       forth in Paragraph B above, Investment Personnel must also submit duplicate confirmations and account statements to the Review Officer, either by (a) directing each brokerage firm or bank at which such persons maintain securities accounts to send simultaneous duplicate copies of such persons' confirmations and account statements to the Review Officer, or (b) personally providing duplicate copies of all such confirmations and account statements directly to the Review Officer within two (2) business days of receipt.

       Investment Personnel who provide copies of their confirmations and account statements to a designated review officer pursuant to a code of ethics described in Section V, are not required to provide copies of such statements to the Review Officer pursuant to this paragraph.

    E. Disinterested Trustees. A Disinterested Trustee shall report on the
       ______________________
       attached Quarterly Transaction Report Form for Independent Trustees transactions in Covered Securities only if the Trustee knew, or in the ordinary course of fulfilling his or her official duties as a trustee, should have known, that during the 15-day period immediately preceding or following the date of the transaction (or such period prescribed by applicable law), such security was purchased or sold, or was being considered for purchase or sale, by any Investment Company.

       The "should have known standard" implies no duty of inquiry, does not presume there should have been any deduction or extrapolation from discussions or memoranda dealing with tactics to be employed meeting any Investment Companies investment objectives, or that any knowledge is to be imputed because of prior knowledge of any Investment Companies portfolio holdings, market considerations, or any Investment Companies investment policies, objectives and restrictions.

    F. Confidentiality. All reports of securities transactions and any other
       _______________
       information filed with the Review Officer pursuant to this Code of Ethics shall be treated as confidential. In this regard, no Access Person shall reveal to any other person (except in the normal course of his or her duties on behalf of any of the Companies) any information regarding Securities transactions made or being considered by or on behalf of any Investment Company.

      Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the Security to which the report relates.

VII.REVIEW AND ENFORCEMENT

    A. The Review Officer shall compare all reported personal securities transactions with completed portfolio transactions of each Portfolio of the Trust and a list of securities being considered for purchase or sale by any Portfolio of the Trust to determine whether a violation of this Code of Ethics may have occurred. One test that may be applied in determining whether a violation of this Code of Ethics has occurred will be to review the securities transactions of Access Persons for patterns of transactions. For example:

       1. Any pattern involving parallel transactions (for any Portfolio of the Trust and the individual both buying or both selling the same Security) or opposite transactions (buy/sell or sell/buy) within the Restricted Period may be analyzed to determine whether the individual's transactions may have violated this Code of Ethics.

       2. Among the other factors that may be considered in the analysis are:

           a. the number and dollar amount of the transactions;

           b. the trading volume of the Covered Security in question;

           c. the length of time the Covered Security has been held by the individual;

           d. the individual's access to portfolio transaction information; and

           e. the individual's involvement in the investment process

       It should be noted, however, that a violation could be deemed to have resulted from a single transaction if the circumstances warrant a finding that the underlying principles of fair dealings have been violated. Before making any determination that a violation has been committed by any person, the Review Officer shall give such person an opportunity to supply additional explanatory material.

    B. If the Review Officer determines that a violation of this Code of Ethics may have occurred, the Review Officer shall submit his or her written determination, together with a confidential report and any additional explanatory material provided by the individual, to the President of the relevant Investment Company (or to the person to whom the President shall delegate this authority, such as the Compliance Officer, to the extent such person also serves as Review Officer) and outside counsel to the Investment Company, who shall make an independent determination as to whether a violation has occurred.

    C. If the President of the Investment Company (or designee) and outside counsel to the Investment Company find that a violation has occurred, the President shall impose upon the individual such sanctions as he or she deems appropriate and shall report the violation and the sanction imposed to the Board.

    D. No person shall participate in a determination of (1) whether he or she personally has committed a violation of this Code of Ethics, or (2) the imposition of any sanction in the event he or she committed a violation of this Code of Ethics. If a Securities transaction of the President is under consideration, any Vice President shall act in all respects in the manner prescribed in this Code of Ethics as the President.

VIII.RECORDS.

   The Companies shall maintain records in the manner and to the extent set forth below, which may be maintained on microfilm or by such other means permissible under the conditions described in Rule 31a-2 under the 1940 Act, or under no-action letters or interpretations under that rule, and shall be available for examination by representatives of the Securities and Exchange Commission.

    A. A copy of this Code of Ethics shall be preserved in an easily accessible place (including for five (5) years after this Code of Ethics is no longer in effect).

    B. A record of any violation of this Code of Ethics and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than (5) years following the end of the fiscal year in which the violation occurs.

    C. A copy of each report, including any information provided in lieu of the report, made by an Access Person pursuant to this Code of Ethics shall be preserved for a period of not less than five (5) years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

    D. A list of all Access Persons who are, or within the past five (5) years have been, required to make reports pursuant to this Code of Ethics shall be maintained in an easily accessible place.

IX.APPROVAL, AMENDMENT AND INTERPRETATION OF PROVISIONS.

    A. This Code of Ethics may be amended as necessary or appropriate with the approval of the Board.

    B. This Code of Ethics is subject to interpretation by the Board in its discretion.

Approved by the Board: July 20, 2005

                                ACKNOWLEDGMENT

   I have received the Travelers Code of Ethics (the "Code") and have read and understand the Sections applicable to my position with Travelers.

   I understand that I am responsible for, and I certify that I have, to date, complied and will continue to comply with, the policies and procedures in the Code. I understand that any violation of such policies and procedures may lead to sanctions, including dismissal.

---------------------------------     --------------------------------------
Signature                             Date


---------------------------------
Printed Name


Please send THIS PAGE ONLY to Heather Markowitz, One MetLife Plaza, Long Island City, NY 11101. If you prefer, for purposes of confidentiality, you may send it to Leonard M. Bakal at the same address.

                                   TRAVELERS
                                   _________
                                CODE OF ETHICS

                   Initial Certification and Holdings Report
                   _________________________________________

NOTE: This form must be completed by all Access Persons subject to the
                                     ___
Reporting Obligations in the Code and filed with the Review Officer no later than ten (10) days after becoming an Access Person under the Code of Ethics. Capitalized terms herein have the meanings set forth in the Code of Ethics.

Name of Access Person: _______________________________

Date I Became an Access Person (the "Reporting Date"): ____________________

Date Received by Review Officer: _______________________________

Initial Holdings Report (check any that applies):
_________________________________________________

[  ]I had no Beneficial Ownership of any Covered Securities on the Reporting
    Date.

[ ]Listed on the attached form are Covered Securities in which I had Beneficial Ownership as of a date 45 days prior to the Reporting Date.

[ ]I have attached account statement(s) listing Covered Securities in which I had Beneficial Ownership as of a date 45 days prior to the Reporting Date./1/

[  ]I have reported a beneficial interest in a Reportable Fund.

Accounts with Brokers, Dealers, Investment Managers and/or Banks (check one):
_____________________________________________________________________________

[ ]As of the Reporting Date, I did not have any accounts with brokers, dealers, investment managers or banks in which any securities (including securities which are not Covered Securities) are held, and with respect to which I have Beneficial Ownership.

[ ]All accounts that I maintain with brokers, dealers, investment managers or banks in which securities (including securities which are not Covered Securities) are held, and with respect to which I, have Beneficial Ownership as of the Reporting Date are set forth below.

--------
/1/ Copies of brokerage statements or confirmations ("Statements") will be accepted in place of completing the attached Initial Report of Covered Securities, if such Statements are attached to this signed report and provided
                                                                      ________
that the Statements contain all of the information required to be reported herein.

                                                                              Relationship to Me:
Name of Institution:                   Owner(s) of Record:                    (if not under my name)
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------


Initial Certification
_____________________

I hereby certify that I have read and understood the Travelers Code of Ethics and will keep a copy of the Code of Ethics for future reference. I also hereby certify that for purposes of the Code of Ethics I am classified as an Access Person and as such, I understand my responsibilities under the Code of Ethics and agree to comply with all of its terms and conditions. In particular, I understand that the Code of Ethics applies to me and to all investments which I have Beneficial Ownership.

In connection therewith, I agree to:

       a. file with the Review Officer and maintain on a current basis a list of all brokerage account of which I have Beneficial Ownership; and

       b. be personally responsible for determining if any security transactions for brokerage account(s) of which I have Beneficial Ownership is prohibited by the Code of Ethics or any other policy statement of MetLife, Inc. or its affiliates.

I will notify the Review Officer if a brokerage account is opened or closed. If the chart above is blank," I certify that neither I nor any member of my family who resides with me or any other person who resides with me currently maintains a brokerage account.

All information provided in this Initial Certification and Holdings Report is true and complete to the best of my knowledge.

_________________________      ________________________
Date                           Signature

                     Initial Report of Covered Securities
                     ____________________________________

Name of Access Person: ________________________________

 Title/Description of Covered
 Securities
 (include exchange ticker symbol or
 CUSIP number, interest rate and        Number of Shares
 maturity date, as applicable)          (or Principal Amount, if not a stock)
 -----------------------------------------------------------------------------

 -----------------------------------------------------------------------------

 -----------------------------------------------------------------------------

 -----------------------------------------------------------------------------

 -----------------------------------------------------------------------------

 -----------------------------------------------------------------------------

 -----------------------------------------------------------------------------

 -----------------------------------------------------------------------------

 -----------------------------------------------------------------------------

 -----------------------------------------------------------------------------

 -----------------------------------------------------------------------------

 -----------------------------------------------------------------------------

 -----------------------------------------------------------------------------

 -----------------------------------------------------------------------------


Note: Please use additional sheets as needed.

 ____________________________           ________________________________
 Date                                   Signature

                                   TRAVELERS
                                   _________
                                CODE OF ETHICS

                   Annual Certification and Holdings Report
                   ________________________________________

NOTE: This form must be completed by all Access Persons subject to the Reporting Obligations in the Code and filed with the Review Officer no later than February 14 of each year. Capitalized terms herein have the meanings set forth in the Code of Ethics.

Name of Access Person: ______________________

Calendar Year Covered by this Report: ____________________

Date received by Review Officer: _________________________

Annual Certification
____________________

I hereby certify that during the year covered by this report I complied with all applicable requirements of the Code of Ethics, and have reported to the Review Officer all transactions required to be reported under the Code of Ethics.

Annual Holdings Report (check any that applies):
________________________________________________

[ ]As of December 31 of the most recently completed calendar year, I did not have Beneficial Ownership of any Covered Securities.

[  ]On the attached form are Covered Securities in which I had Beneficial
    Ownership as of December 31 of the most recently completed calendar year.

[ ]I have attached account statement(s) listing Covered Securities in which I had Beneficial Ownership as of December 31 of the most recently completed calendar year./1/

[  ]I have reported beneficial interest in a Reportable Fund.

Accounts with Brokers, Dealers, Investment Managers and/or Banks (check one):
_____________________________________________________________________________

[ ]As of December 31 of the most recently completed calendar year, I did not have any accounts with brokers, dealers, investment managers or banks in which any securities (including securities which are not Covered Securities) were held and with respect to which I had Beneficial Ownership.

--------
/1/Copies of brokerage statements or confirmations ("Statements") will be accepted in place of completing the attached Annual Report of Covered Securities, if such Statements are attached to this signed report and provided that the Statements contain all of the information required to be
   ________
   reported herein

[ ]All accounts that I maintained, as of December 31 of the most recently completed calendar year, with brokers, dealers, investment managers or banks in which securities (including securities which are not Covered Securities) were held and with respect to which I had Beneficial Ownership are listed below:

                                                     Relationship to Me:
   Name of Institution:     Owner(s) of Record:      (if not under my name)
   --------------------------------------------------------------------------

   --------------------------------------------------------------------------

   --------------------------------------------------------------------------

   --------------------------------------------------------------------------

   --------------------------------------------------------------------------


All information provided in this Annual Holdings Report is true and complete to the best of my knowledge.

                                          Signature: _____________

                                          Date: __________

                      Annual Report of Covered Securities
                      ___________________________________

Name of Access Person: _______________________________

 -----------------------------------------------------------------------------
 Title/Description of Covered           Number of Shares (or Principal
 Securities (include exchange ticker    Amount, if not a stock)
 symbol or CUSIP number, interest rate
 and maturity date, as applicable)
 -----------------------------------------------------------------------------

 -----------------------------------------------------------------------------

 -----------------------------------------------------------------------------

 -----------------------------------------------------------------------------

 -----------------------------------------------------------------------------

 -----------------------------------------------------------------------------

 -----------------------------------------------------------------------------

 -----------------------------------------------------------------------------

 -----------------------------------------------------------------------------

 -----------------------------------------------------------------------------

 -----------------------------------------------------------------------------

 -----------------------------------------------------------------------------

 -----------------------------------------------------------------------------


Note: All information should be reported as of December 31 of the most recently completed calendar year. Please use additional sheets as needed.

 _____________________                  _______________________
 Date                                   Signature

                                   TRAVELERS
                       Quarterly Transaction Report Form
                        _______________________________

NOTE: This form must be completed by all Access Persons subject to the
                                    ____
Reporting Obligations in the Code and filed with the Review Officer no later than 15 days after each calendar quarter. Capitalized terms herein have the
     _______
meanings set forth in the Code of Ethics.

This form must be completed regardless of whether you have any transactions to report.

FOR THE QUARTER ENDED:                 DUE NO LATER THAN:                     DATE RECEIVED BY REVIEW OFFICER:
--------------------------------------------------------------------------------------------------------------------
NAME OF ACCESS PERSON:
--------------------------------------------------------------------------------------------------------------------

IF YOU HAVE NO TRANSACTIONS TO REPORT ON THIS FORM, PLEASE CHECK HERE. _____

IF YOU ARE REPORTING A TRANSACTION IN A REPORTABLE FUND, PLEASE CHECK HERE. __
                                        ________________

 Security (including       Date     Nature of   Shares    Price    Broker/Dealer/Bank
 exchange ticker symbol             transaction (or                Effecting
 or CUSIP number,                   (purchase,  principal          Transaction
 interest rate and                  sale, gift, amount)
 maturity date, as                  etc.)
 applicable)
 ------------------------------------------------------------------------------------

 ------------------------------------------------------------------------------------

 ------------------------------------------------------------------------------------

 ------------------------------------------------------------------------------------

 ------------------------------------------------------------------------------------


NEW ACCOUNTS WITH BROKERS, DEALERS, INVESTMENT MANAGERS AND/OR BANKS:

If you established any new accounts with brokers, dealers, investment managers
                       ___
or banks during the previous quarter, in which securities (including securities
         ____________________________
which are not Covered Securities) were held and with respect to which you have Beneficial Ownership, please list such accounts below. Please do not list any
                                                       ______________________
such that you have previously reported.
_______________________________________

Date Established          Name of Institution   Owner(s) of Record   Relationship to Me
                                                                     (if not under my
                                                                     name)
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

                        CONFLICT OF INTEREST POTENTIAL
                        ______________________________

 With respect to any trade reported by you under the Code of Ethics during the previous quarter, please report any factors currently known by you which could potentially pose a conflict of interest, including the existence of any substantial economic relationship between your transactions and transactions of securities held or to be acquired by any Portfolio of the Trust. If such factors exist, please explain on a separate sheet of paper, signed and dated by you, and attach it to this form.

I hereby certify that I have reported all transactions during the last quarter required to be reported by me pursuant to the Code and that I have complied with all aspects of the Code of Ethics during the previous calendar quarter.

Signature: _________________   Date: _____________

Copies of brokerage statements or confirmations will be accepted in place of above if attached to this signed report, provided that the confirmation
                                         ________
statements contain all the information required to be reported above.

Please send your completed form to Heather Markowitz, One MetLife Plaza, Long Island City, NY 11101. If you prefer, for purposes of confidentiality, you may send it to Leonard M. Bakal at the same address.

                                   TRAVELERS
                                   _________
                                CODE OF ETHICS
                     Quarterly Transaction Report Form for
                             Independent Trustees

NOTE: This form must be completed by Independent Trustees only in the following circumstances:

  .   If you had Beneficial Ownership in a Covered Security; and

  . At the time of the transaction you knew or you should have known (as part of your ordinary duties as a Trustee) that during the 15 days before or after your purchase or sale, such security was purchased or sold or was being considered for purchase or sale, by any Portfolio of the Trust.

Please file this form with the Review Officer no later than 30 days after the relevant calendar quarter. Defined terms herein have the meanings set forth in the Code of Ethics.

Name of Independent Director:___________________________________________________

For The Quarter Ended: _________________________________________________________

Date Received By Review Officer:________________________________________________

Quarterly Transactions
______________________

                                Nature of                             Broker/
Security                       Transaction    Shares                  Dealer/
(Including Interest            (Purchase,       (or                    Bank
Rate and Maturity              Sale, Gift,   Principal               Effecting
Date if Applicable)       Date    Etc.)       Amount)      Price    Transaction
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


Accounts with brokers, dealers, investment managers and/or banks (check one):
____________________________________________________________________________

[ ]I do not have any accounts with brokers, dealers, investment managers or banks in which any securities (including securities which are not covered securities) were held and with respect to which I had beneficial ownership during the previous quarter.

[ ]All accounts that I established with Brokers, Dealers, Investment Managers or Banks in which securities (including securities which are not Covered Securities) were held and with respect to which I had Beneficial Ownership during the previous quarter are listed below:

                                                         Relationship to Me:
Name of Institution:                Owner(s) of Record: (if not under my name)
------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------


Conflict of Interest Potential:
______________________________

With respect to any trade reported by you under the Code of Ethics during the last quarter, please identify in the box below any factors currently known by you which could potentially pose a conflict of interest, including the existence of any substantial economic relationship between your transactions and transactions of securities held or to be acquired by any Portfolio of the Trust.

--------------------------------------------------------------------------------




--------------------------------------------------------------------------------

I hereby certify that I have reported all transactions during the last quarter required to be reported by me pursuant to the Code of Ethics and that I have complied with all aspects of the Code of Ethics during the previous calendar quarter.

                                          Signature:____________________________

                                          Date:_________________________________

Copies of brokerage statements or confirmations will be accepted in place of above if attached to this signed report, provided that the confirmation
                                         ________
statements contain all the information required to be reported above.

Please send your completed form to Heather Markowitz, One MetLife Plaza, Long Island City, NY 11101. If you prefer, for purposes of confidentiality, you may send it to Leonard M. Bakal at the same address.